Exhibit 99.1

Macy’s, Inc. Announces Debt Tender Offer

NEW YORK—September 4, 2024—Macy’s, Inc. (NYSE:M) today announced that its wholly owned subsidiary, Macy’s Retail Holdings, LLC (the “Company”), has commenced a cash tender offer (the “Tender Offer”) to purchase up to an aggregate principal amount of its outstanding notes listed in the table below (collectively, the “Notes”) for a combined aggregate purchase price of up to $220 million (excluding accrued and unpaid interest, which also will be paid to, but excluding, the applicable Settlement Date and excluding fees and expenses related to the Tender Offer) (the “Maximum Tender Offer Amount”), in the order of priority shown in the table.

The terms and conditions of the Tender Offer are described in an Offer to Purchase dated September 4, 2024 (the “Offer to Purchase”). The Tender Offer is subject to the satisfaction of certain conditions as set forth in the Offer to Purchase. Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer to Purchase.

CUSIP Numbers	Title of Security	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Tender Offer Consideration(1)	Early Tender Premium(2)	Total Tender Offer Consideration(3)
55616XAB3	6.79% Senior Debentures due 2027	$71,167,000	1	$987.50	$30.00	$1,017.50
55616XAC1	7.00% Senior Debentures due 2028	$104,148,000	2	$985.00	$30.00	$1,015.00
55617LAC6 U5562LAB5 55617LAD4	6.70% Senior Exchanged Debentures due 2028	$72,906,000	3	$950.00	$30.00	$980.00
577778BH5	6.70% Senior Debentures due 2028	$29,005,000	3	$950.00	$30.00	$980.00
31410HAQ4	6.90% Senior Debentures due 2029	$79,197,000	4	$952.50	$30.00	$982.50
55617LAP7 U5562LAG4	5.875% Senior Notes due 2029	$500,000,000	5	$962.50	$30.00	$992.50
55617LAE2 U5562LAC3 55617LAF9	8.75% Senior Exchanged Debentures due 2029	$13,000,000	6	$1,010.00	$30.00	$1,040.00
577778BL6	8.75% Senior Debentures due 2029	$151,000	6	$1,010.00	$30.00	$1,040.00
55617LAQ5 U5562LAH2	5.875% Senior Notes due 2030	$425,000,000	7	$951.25	$30.00	$981.25

(1) Per $1,000 principal amount of Notes validly tendered and accepted for purchase for each Series. Excludes accrued and unpaid interest, which also will be paid to, but excluding, the applicable Settlement Date.

(2) Per $1,000 principal amount of Notes validly tendered and accepted for purchase for each Series (the “Early Tender Premium”).

(3) Per $1,000 principal amount of Notes validly tendered on or before the Early Tender Date, not validly withdrawn and accepted for purchase for each Series. Includes the Early Tender Premium, but excludes accrued and unpaid interest, which also will be paid to, but excluding, the applicable Settlement Date.

The amounts of each series of Notes that are purchased in the Tender Offer will be determined in accordance with the priorities identified in the column “Acceptance Priority Level” in the table above with “1” having the highest priority and “7” having the lowest priority. The Tender Offer may be subject to proration if the aggregate principal amount of Notes that is validly tendered and not validly withdrawn would otherwise cause the Maximum Tender Offer Amount to be exceeded, with equal proration applied for Notes having the same Acceptance Priority Level, if applicable.

The Tender Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase. The Tender Offer is not conditioned upon any minimum amount of Notes being tendered, and the Tender Offer may be amended, extended or terminated.

The Tender Offer will expire at 5:00 p.m., New York City time, on October 2, 2024, unless extended (such date and time, as the same may be extended, the “Expiration Date”) or earlier terminated. In order to receive the applicable Total Tender Offer Consideration, holders of Notes subject to the Tender Offer must validly tender and not validly withdraw their Notes on or before 5:00 p.m., New York City time, on September 17, 2024, unless extended (such date and time, as the same may be extended, the “Early Tender Date”). Holders of Notes subject to the Tender Offer who validly tender their Notes after the Early Tender Date and on or before the Expiration Date and whose Notes are accepted for purchase, will receive the applicable Tender Offer Consideration, assuming the Maximum Tender Offer Amount is not purchased on the Early Settlement Date (as defined below). If the Maximum Tender Offer Amount is fully purchased as of the Early Settlement Date, holders who validly tender Notes after the Early Tender Date will not have any of their Notes accepted for purchase.

The applicable Total Tender Offer Consideration for each $1,000 in principal amount of Notes tendered at or prior to the Early Tender Date and accepted for payment pursuant to the Tender Offer is described in the table above. The Tender Offer Consideration is the applicable Total Tender Offer Consideration minus the applicable Early Tender Premium for each series of Notes as set forth in the table above.

In addition to the applicable Total Tender Offer Consideration or applicable Tender Offer Consideration, as the case may be, accrued and unpaid interest up to, but excluding, the applicable Settlement Date (as defined below) will be paid in cash on all validly tendered Notes accepted for purchase in the Tender Offer. With respect to any valid tender of any 6.79% Senior Debentures due 2027, 7% Senior Debentures due 2028, 6.70% Senior Exchanged Debentures due 2028, 6.70% Senior Debentures due 2028, 6.90% Senior Debentures due 2029, 8.75% Senior Exchanged Debentures due 2029 or 8.75% Senior Debentures due 2029 (collectively, the “Eligible Notes”) accepted for purchase by the Company, the Company will also pay a soliciting broker fee of $2.50 per $1,000 principal amount of such series of Eligible Notes to retail brokers that are appropriately designated by their beneficial holder clients to receive this fee (except for Eligible Notes tendered by a retail broker for its own account), provided that such fee will only be paid with respect to tenders by beneficial holders whose aggregate principal amount of such series of Eligible Notes is $250,000 or less. The Total Tender Offer Consideration plus accrued and unpaid interest for Notes that are validly tendered and not validly withdrawn on or before the Early Tender Date and accepted for purchase will be paid by the Company in same day funds promptly following the Early Tender Date (the “Early Settlement Date”). The Company expects that the Early Settlement Date will be as early as September 19, 2024. The Tender Offer Consideration plus accrued and unpaid interest for Notes that are validly tendered after the Early Tender Date and on or before the Expiration Date and accepted for purchase will be paid by the Company in same day funds promptly following the Expiration Date (the “Final Settlement Date” and together with the Early Settlement Date, the “Settlement Dates”). The Company expects that the Final Settlement Date will be October 4, 2024, assuming the Maximum Tender Offer Amount is not purchased on the Early Settlement Date. No tenders will be valid if submitted after the Expiration Date. If the Company purchases the Maximum Tender Offer Amount of Notes on the Early Settlement Date, holders who validly tender Notes after the Early Tender Date but on or before the Expiration Date will not have any of their Notes accepted for purchase. Holders of Notes subject to the Tender Offer who validly tender their Notes on or before the Early Tender Date may not withdraw their Notes after 5:00 p.m., New York City time, on September 17, 2024, unless extended (such date and time, as the same may be extended, the “Withdrawal Date”), except in the limited circumstances described in the Offer to Purchase. Holders of Notes subject to the Tender Offer who validly tender their Notes after the Withdrawal Date but on or before the Expiration Date may not withdraw their Notes except in the limited circumstances described in the Offer to Purchase.

Wells Fargo Securities, BofA Securities, US Bancorp and UBS Investment Bank are the Dealer Managers for the Tender Offer. Global Bondholder Services Corporation is acting as Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact Wells Fargo Securities at (collect) (704) 410-4759, (toll-free) (866) 309-6316 or by email to liabilitymanagement@wellsfargo.com; BofA Securities at (collect) (646) 743-0698 or (toll-free) (888) 292-0070; US Bancorp at (collect) (917) 558-2756, (toll-free) (800) 479-3441 or by email to liabilitymanagement@usbank.com; UBS Investment Bank at (collect) (212) 882-5723 or (toll free) (833) 690-0971. Requests for copies of the Offer to Purchase or questions regarding the tendering of the Notes should be directed to Global Bondholder Services Corporation at (toll-free) (855) 654-2014, (for banks and brokers) (212) 430-3774 or by email to contact@gbsc-usa.com.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. Further, nothing contained herein shall constitute a notice of redemption of the Notes. The Tender Offer is made only by the Offer to Purchase and the information in this press release is qualified by reference to the Offer to Purchase. None of Macy’s, Inc. or its affiliates, their respective boards of directors, the Dealer Managers, the Tender Agent, the Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither Macy’s, Inc. nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

About Macy’s, Inc.

Macy’s, Inc. (NYSE: M) is a trusted source for quality brands through our iconic nameplates – Macy’s, Bloomingdale’s and Bluemercury. Headquartered in New York City, our comprehensive digital and nationwide footprint empowers us to deliver a seamless shopping experience for our customers. For more information, visit macysinc.com.

Forward-Looking Statements

All statements in this press release that are not statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. These risks and uncertainties include, but are not limited to, the ability to complete the Tender Offer and general market conditions which might affect the Tender Offer. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s ability to successfully implement A Bold New Chapter strategy, including the ability to realize the anticipated benefits within the expected time frame or at all, conditions to, or changes in the timing of proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, possible systems failures and/or security breaches, the potential for the incurrence of charges in connection with the impairment of intangible assets, including goodwill, declines in credit card revenues, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, and regional political and economic conditions, the effect of weather, inflation, and labor shortages, the amount and timing of future dividends and share repurchases, our ability to execute on our strategies or achieve expectations related to environmental, social, and governance matters, and other factors identified in documents filed by Macy’s with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in Macy’s Annual Report on Form 10-K for the year ended February 3, 2024. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media – Chris Grams

communications@macys.com

Investors – Pamela Quintiliano

investors@macys.com

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